Exhibit 99.1

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REVOCABLE PROXY

VERSO PAPER CORP.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IN CONNECTION WITH THE DELIVERY OF THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS DATED JULY 29, 2014. STOCKHOLDERS WHO HAVE NOT YET COMPLETED AND RETURNED THE PRIOR PROXY DISTRIBUTED ON OR ABOUT JULY 2, 2014, OR WHO HAVE DONE SO BUT NOW WISH TO CHANGE HOW THEY AUTHORIZED THE PROXY AGENTS TO VOTE ON ANY MATTER TO BE VOTED ON BY THE STOCKHOLDERS AT THE SPECIAL MEETING, SHOULD COMPLETE AND RETURN THIS PROXY.

The undersigned hereby appoints David J. Paterson, Peter H. Kesser and Charles D. Hamlett, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of Verso Paper Corp., a Delaware corporation (“Verso”), owned by the undersigned at the special meeting of stockholders to be held at Verso’s office located at 6775 Lenox Center Court, Memphis, Tennessee, on Tuesday, August 12, 2014, at 10:00 a.m., Central Time, and any adjournment or postponement thereof.

This proxy is solicited on behalf of the board of directors of Verso. Each matter to be voted on at the special meeting has been proposed by Verso’s board of directors. This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted “FOR” each of Proposals 1-6 as described in this proxy and in the accompanying proxy solicitation materials. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the joint proxy and information statement/prospectus dated July 29, 2014, describing more fully the proposals set forth herein.

Mark here if you plan to attend the Verso special meeting.	☐
Mark here for address change.	☐

FOLD HERE – DO NOT DETACH – ACT PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	MARK VOTES AS IN THIS EXAMPLE
Verso’s board of directors unanimously recommends that you vote “FOR” each of Proposals 1-6 as described below and in the accompanying proxy solicitation materials.
		For	Against	Abstain			For	Against	Abstain
1.	Approve the issuance of shares of Verso common stock to the NewPage stockholders as part of the Merger Consideration pursuant to the Merger Agreement.	☐	☐	☐	5.	Approve and adopt the amendment of Verso’s Amended and Restated Certificate of lncorporation to change its corporate name to Verso Corporation effective upon the consummation of the Merger.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain
2.	Approve the issuance of Verso Warrants and shares of Verso common stock issuable upon mandatory conversion of such Verso Warrants pursuant to the Second Lien Notes Exchange Offer.	☐	☐	☐	6.	Approve any adjournment of the Verso special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 at the time of the Verso special meeting.	☐	☐	☐
		For	Against	Abstain
3.	Approve the issuance of Verso Warrants and shares of Verso common stock issuable upon mandatory conversion of such Verso Warrants pursuant to the Subordinated Notes Exchange Offer.	☐	☐	☐		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
		For	Against	Abstain
4.	Approve Verso’s Amended and Restated 2008 Incentive Award Plan.	☐	☐	☐		NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and proxy card are available at www.versopaper.com.

Be sure to date and sign this proxy card in the box below.		Date
Sign above	Co-holder (if any) sign above

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in run corporate or partnership name, by authorized officer.

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